UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025 (December 18, 2025)

Gray Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbols(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 18, 2025, Gray Media, Inc. (the “Company”) issued a notice of redemption to the holders of the Company’s 5.875% senior notes due 2026 (the “2026 Notes”), notifying such holders that the Company intends to redeem all of the 2026 Notes on January 20, 2026 (the “2026 Notes Redemption”). The 2026 Notes will be redeemed at 100.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

This Current Report on Form 8-K does not constitute an offer to purchase, a notice of redemption or a solicitation of an offer to purchase any of the 2026 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Media, Inc.

December 18, 2025	By:	/s/ Jeffrey R. Gignac
		Name:	Jeffrey R. Gignac
		Title:	Executive Vice President and Chief Financial Officer